Exhibit 99.1

P3 Health Partners Announces Receipt of Nasdaq Notice Regarding Late Filing of Periodic Report

Henderson, NV, August 19, 2022 (GLOBE NEWSWIRE) –P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced that on August 17, 2022 it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market ( “Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 (the “Second Quarter Form 10-Q”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (the “First Quarter Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company previously discussed the circumstances behind the late filing of the Second Quarter Form 10-Q in a Notification of Late Filing on Form 12b-25, filed with the SEC on August 16, 2022. In addition, the Company previously disclosed the delay in and circumstances behind the late filing of the Form 10-K in a Notification of Late Filing on Form 12b-25 filed on March 31, 2022 and the late filing the First Quarter Form 10-Q in a Notification of Late Filing on Form 12b-25 filed on May 17, 2022, each of which were discussed in the Company’s Current Report on Form 8-K filed on May 24, 2022.

Nasdaq previously granted the Company a period of 180 calendar days from the prescribed due date of the Form 10-K, or until September 27, 2022, to file the Form 10-K and First Quarter Form 10-Q to regain compliance with the Nasdaq listing rules. The Notice indicates that any additional Nasdaq Staff exception to allow the Company to regain compliance with all delinquent filings, including the Second Quarter Form 10-Q, will be limited to September 27, 2022. The Notice also requires the Company to provide Nasdaq with an update to the Company’s previously submitted plan of compliance no later than September 1, 2022, indicating the progress the Company has made toward implementing its original compliance plan, including addressing the filing of the Second Quarter Form 10-Q.

The Company continues to work diligently to complete the Form 10-K, the First Quarter Form 10-Q, and Second Quarter Form 10-Q and expects to file these periodic reports with the SEC on or prior to September 27, 2022. This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt public disclosure of receipt of a deficiency notification.

About P3 Health Partners (NASDAQ: PIII):

P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,500 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 18 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the timing of the Company’s Form 10-K, First Quarter Form 10-Q and Second Quarter Form 10-Q, which reflect the Company’s expectations based upon currently available information and data.

Because such statements are based on the Company’s current expectations and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including, but not limited to, the risk that the completion and filing of the 2021 Form 10-K, First Quarter Form 10-Q and the Second Quarter Form 10-Q take longer than expected and the filings cannot be made in the timeframe indicated herein, and other factors discussed in the “Risk Factors” section of the Company’s Registration Statement on Form S-1 filed with the SEC on December 28, 2021 and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Contacts:

Communications

Kassi Belz

Executive Vice President, Communications

P3 Health Partners

(904) 415-2744

kbelz@p3hp.org

Investor Relations

Karen Blomquist

Vice President, Investor Relations

P3 Health Partners

kblomquist@p3hp.org

Steve Halper

Managing Director

LifeSci Advisors

shalper@lifesciadvisors.com